Exhibit 4.20

CENVEO CORPORATION
(as successor to Cadmus Communications Corporation)

the SUBSIDIARY GUARANTORS named in Schedule I hereto

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

TENTH SUPPLEMENTAL INDENTURE
Supplementing the Indenture of June 15, 2004

Dated as of December 21, 2010

8⅜% SENIOR SUBORDINATED NOTES DUE 2014

THIS TENTH SUPPLEMENTAL INDENTURE, dated as of December 21, 2010 (this “Supplemental Indenture”), is among Cenveo Corporation, a Delaware corporation (as successor to Cadmus Communications Corporation, a Virginia corporation) (the “Company”), the Subsidiary Guarantors (as defined herein) listed on Schedule I hereto (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), and U.S. Bank National Association (successor trustee to Wachovia Bank, National Association), as trustee (the “Trustee”).

WHEREAS, in connection with the issuance by the Company of its 8⅜% Senior Subordinated Notes due 2014 (the “Notes”), in the aggregate principal amount of $125,000,000, the Company, certain Subsidiary Guarantors and the Trustee entered into an indenture dated as of June 15, 2004 (as supplemented by the First Supplemental Indenture dated as of March 1, 2005, the Second Supplemental Indenture dated as of May 19, 2006, the Third Supplemental Indenture and Amendment to Subsidiary Guarantee dated as of March 7, 2007, the Fourth Supplemental Indenture dated as of July 9, 2007, the Fifth Supplemental Indenture dated as of August 30, 2007, the Sixth Supplemental Indenture dated as of November 7, 2007, the Seventh Supplemental Indenture dated as of April 16, 2008, the Eighth Supplemental Indenture dated as of August 20, 2008 and the Ninth Supplemental Indenture dated as of October 15, 2009, the “Indenture”; capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Indenture); and

WHEREAS, Section 9.01(6) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of any holder of any outstanding Notes to comply with Sections 4.19(A) and 4.19(C) of the Indenture; and

WHEREAS, pursuant to Section 4.19(A) of the Indenture, the Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company, unless such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Subsidiary Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt; and

WHEREAS, the Company and each Subsidiary Guarantor has authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee have been done.

NOW THEREFORE, WITNESSETH, that, for and in consideration of the premises, and in order to comply with the terms of Section 4.19(A) and Article Nine of the Indenture, the Company agrees with the Subsidiary Guarantors and the Trustee as follows:

ARTICLE 1.
JOINDER AND ASSUMPTION TO THE INDENTURE

SECTION 1.01.	ADDITION OF SUBSIDIARY GUARANTORS

Effective as of the Operative Date (as hereinafter defined), in accordance with the terms of the Indenture, each of CMS Gilbreth Packaging Systems, Inc. and Impaxx, Inc. (collectively, the “Additional Guarantors”) hereby assumes and agrees to perform all obligations and covenants of a Subsidiary Guarantor under the Indenture, and agrees that it hereby shall become a Subsidiary Guarantor under and for all purposes of the Indenture with all the rights and obligations of a Subsidiary Guarantor thereunder.

The obligations of the Additional Guarantors to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee are expressly subordinated to the extent set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of such subordination.

ARTICLE 2.
MISCELLANEOUS

SECTION 2.01.	OPERATIVE DATE

This Supplemental Indenture is effective when executed (the “Operative Date”).

SECTION 2.02.	COUNTERPART ORIGINALS

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall constitute the same agreement.

SECTION 2.03.	GOVERNING LAW

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

SECTION 2.04.	TRUSTEE’S DISCLAIMER

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date and year first written above.

CENVEO CORPORATION

By:           /s/ Mark S. Hiltwein
Name:      Mark S. Hiltwein
Title:        Chief Financial Officer

EACH ENTITY LISTED ON SCHEDULE I HERETO

By:           /s/ Mark S. Hiltwein
Name:      Mark S. Hiltwein
Title:        Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION
(successor trustee to Wachovia Bank, National Association), as Trustee

By:           /s/ Susan Freedman
Name:      Susan Freedman
Title:        Vice President

TENTH SUPPLEMENTAL INDENTURE (CADMUS)

SCHEDULE I

SCHEDULE OF SUBSIDIARY GUARANTORS

        DISCOUNT LABELS, LLC
        CENVEO GOVERNMENT PRINTING, INC.
        CENVEO SERVICES, LLC
        CENVEO COMMERCIAL OHIO, LLC
        CENVEO RESALE OHIO, LLC
        CENVEO OMEMEE LLC
        COLORHOUSE CHINA, INC.
        CRX JV, LLC
        CRX HOLDING, INC.
        RX TECHNOLOGY CORP.
RX JV HOLDING, INC.
PC INK CORP.
PRINTEGRA CORPORATION
CADMUS PRINTING GROUP, INC.
WASHBURN GRAPHICS, INC.
CADMUS JOURNAL SERVICES, INC.
CADMUS FINANCIAL DISTRIBUTION, INC.
CADMUS TECHNOLOGY SOLUTIONS, INC.
GARAMOND/PRIDEMARK PRESS, INC.
CADMUS DELAWARE, INC.
CADMUS UK, INC.
EXPERT GRAPHICS, INC.
CADMUS MARKETING GROUP, INC.
CADMUS DIRECT MARKETING, INC.
CADMUS INTERACTIVE, INC.
CADMUS MARKETING, INC.
CADMUS/O’KEEFE MARKETING, INC.
OLD TSI, INC.
CADMUS INVESTMENTS, LLC
PORT CITY PRESS, INC.
SCIENCE CRAFTSMAN INCORPORATED
CADMUS INTERNATIONAL HOLDINGS, INC.
CDMS MANAGEMENT, LLC,
VAUGHAN PRINTERS INC.
        VSUB HOLDING COMPANY
        MADISON/GRAHAM COLORGRAPHICS, INC.
        MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.
        COMMERCIAL ENVELOPE MANUFACTURING CO., INC.
        BERLIN & JONES CO., LLC
        HEINRICH ENVELOPE, LLC
        CENVEO CEM, INC.
        CENVEO CEM, LLC

        CENVEO, INC.
        CNMW INVESTMENTS, INC.
        CENVEO ALBERTA FINANCE LIMITED PARTNERSHIP
        CENVEO MCLAREN MORRIS AND TODD COMPANY
        REX CORPORATION
        136 EASTPORT ROAD, LLC
        LIGHTNING LABELS, LLC
        NASHUA CORPORATION
        NASHUA INTERNATIONAL, INC.
        CMS GILBRETH PACKAGING SYSTEMS, INC.
        IMPAXX, INC